Exhibit 99.1
Xylem Inc.
301 Water Street SE, Suite, 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts: Media Investors
Houston Spencer +1 (914) 323-5723 Andrea van der Berg +1 (914) 260-8612
houston.spencer@xylem.com andrea.vanderberg@xylem.com

Xylem Reports First Quarter 2023 Results

•First-quarter revenue grew 14%, up 17% organically
•First-quarter earnings per share of $0.54, up 20%; adjusted earnings per share of $0.72, up 53%
•Raising full-year organic revenue growth guidance to 8% to 9%, from 4% to 6%
•Lifting full-year adjusted EPS guidance to $3.15 to $3.35, from $3.00 to $3.25
•Evoqua transaction on track to close by mid-year

WASHINGTON, DC, (May 4, 2023) – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first-quarter revenue of $1.4 billion, surpassing prior guidance, with strong commercial and operational execution. While first-quarter orders were down 8 percent on a reported basis and down 5 percent organically, the Company grew backlog on resilient underlying demand.

First-quarter earnings exceeded Xylem’s previous guidance. Net income was $99 million, or $0.54 per share. Net income margin increased 40 basis points to 6.8 percent. These Xylem stand-alone results include acquisition and integration costs related to the pending acquisition of Evoqua and higher taxes during the quarter. Adjusted net income was $130 million, or $0.72 per share, which excludes the impacts of restructuring, realignment, and special charges. First quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin was 16.3 percent, reflecting a year-over-year increase of 210 basis points. Strong price realization offset inflation and, coupled with productivity savings and higher volume, drove the margin expansion, exceeding the impact of strategic investments.

“The team delivered a very strong first-quarter performance, well ahead of expectations,” said Patrick Decker, Xylem president and CEO. “Market demand remains robust, reflected in healthy backlog growth and book-to-bill greater than one in all segments. We continue to see solid results on revenue and margin driven by commercial momentum, price realization, and supply chain improvements.”

“Looking ahead, we’re confident in raising our 2023 guidance despite a dynamic macro-economic environment and are excited about the opportunity for growth and value creation from our pending combination with Evoqua. We have made significant progress with regulatory approvals and integration planning, and expect the transaction to close by mid-year. From day one, we will build on the combined strengths of Xylem and Evoqua to create a transformative platform for solving our customers’ and communities’ most urgent water challenges.”

Outlook

Xylem’s full-year 2023 guidance does not reflect the planned acquisition of Evoqua, which was announced on January 23, 2023, and is expected to close by mid-year 2023. Additional information about the proposed transaction is available at www.xylem.com/investors.

Xylem now expects full-year 2023 revenue growth of 8 to 9 percent on an organic and reported basis. This represents an increase from the Company’s previous full-year organic revenue guidance of 4 to 6 percent, and 3 to 5 percent on a reported basis.

Full-year 2023 adjusted EBITDA margin is expected to be in the range of 17.5 to 18.0 percent. This results in adjusted earnings per share of $3.15 to $3.35, raised from the previous range of $3.00 to $3.25. The increased guidance reflects our expectations of continuing strong demand, commercial momentum, and improved chip supply.

Further 2023 planning assumptions are included in Xylem’s first-quarter 2023 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

First Quarter Segment Results

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics, and analytic instrumentation.

•First-quarter 2023 revenue was $406 million, up 29 percent, 32 percent organically, versus the prior year period. The robust growth is driven by improved chip supply compared to the prior year, and strength in our water quality test and pipeline assessment applications.

•First-quarter reported operating income for the segment was $20 million, compared to a $10 million loss in the same period last year. Adjusted operating income, which excludes $5 million of restructuring and realignment costs and $2 million of special charges, was $27 million, compared to an $8 million loss in the same period last year. The segment reported operating margin was 4.9 percent, up 810 basis points versus the prior year period. Adjusted operating margin of 6.7 percent increased 920 basis points over the prior year period. Adjusted EBITDA margin was 15.5 percent, up 690 basis points from the prior year period. Higher volume, strong price realization, and productivity savings exceeded the impact of inflation and unfavorable mix.

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•First-quarter 2023 revenue was $589 million, an 11 percent increase, 15 percent organically, compared with first quarter 2022. This strong growth was driven by price realization and robust utilities and industrial demand, particularly in the U.S. and Western Europe.

•First-quarter reported operating income for the segment was $70 million, a 5 percent decrease versus the same period last year. Adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $73 million, a 3 percent decrease versus the prior year period. Reported operating margin for the segment was 11.9 percent, down 200 basis points versus the prior year period, and adjusted operating margin was 12.4 percent, down 170 basis points versus the prior year period. Adjusted EBITDA margin was 15.1 percent, down 80 basis points from the prior year. Favorable price realization net of inflation was offset by strategic investments and unfavorable mix.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•First-quarter 2023 revenue was $453 million, a 7 percent increase, 10 percent organically, year-over-year. The robust growth was driven by strong price realization and demand across commercial building and industrial end-markets, particularly in the U.S. and Western Europe.

•First-quarter reported operating income for the segment was $83 million, a 41 percent increase versus the same period last year. Adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $86 million, a 43 percent increase versus the same period last year. The segment reported operating margin was 18.3 percent, up 440 basis points versus the prior year period. Adjusted operating margin increased 490 basis points over the prior year period to 19.0 percent. Adjusted EBITDA margin was 20.1 percent, up 480 basis points from the prior year. Margin expansion was driven by strong price realization and productivity savings, more than offsetting inflation.

Supplemental information on Xylem’s first quarter 2023 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 17,000 diverse employees delivered revenue of $5.5 billion in 2022. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in approximately 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, inflation, interest rates and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated with our global sales and operations, including with respect to domestic content requirements applicable to projects with governmental funding; the global impact of the COVID-19 pandemic on the macroeconomy and our business, operations, growth, and financial condition; actual or potential other epidemics, pandemics or global health crises; availability, shortage or delays in receiving electronic components (in particular, semiconductors), parts and raw materials from our supply chain; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; our ability to retain and attract senior management and other diverse and key talent, as well as competition for overall talent and labor; difficulty predicting our financial results; defects, security, warranty and liability claims, and recalls with respect to products; availability, regulation or interference with radio spectrum used by certain of our products; uncertainty related to restructuring and realignment actions and related costs and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; fluctuations in foreign currency exchange rates; our ability to borrow or refinance our existing indebtedness, and uncertainty around the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, our products, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Additionally, risks and uncertainties relating to our plans to acquire Evoqua could cause our actual results to differ, perhaps materially, from those indicated by these forward-looking statements, including: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Xylem, stockholders of Evoqua or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Xylem or Evoqua; the ability of Xylem and Evoqua to retain and hire key personnel; competitive responses to the proposed transaction; the need to incur additional or unexpected costs, charges or expenses related to the transaction or integration of the combined companies; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; impacts to our share price and dilution of shareholders’ ownership; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses.

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

For the three months ended March 31,	2023	2022
Revenue	$1,448	$1,272
Cost of revenue	902	805
Gross profit	546	467
Selling, general and administrative expenses	354	304
Research and development expenses	53	52
Restructuring and asset impairment charges	8	—
Operating income	131	111
Interest expense	9	13
Other non-operating income, net	4	(1)
Gain from sale of business	—	1
Income before taxes	126	98
Income tax expense	27	16
Net income	$99	$82
Earnings per share:
Basic	$0.55	$0.45
Diluted	$0.54	$0.45
Weighted average number of shares:
Basic	180.4	180.2
Diluted	181.3	181.0

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$837	$944
Receivables, less allowances for discounts, returns and credit losses of $36 and $50 in 2023 and 2022, respectively	1,123	1,096
Inventories	857	799
Prepaid and other current assets	193	173
Total current assets	3,010	3,012
Property, plant and equipment, net	631	630
Goodwill	2,738	2,719
Other intangible assets, net	915	930
Other non-current assets	646	661
Total assets	$7,940	$7,952
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$710	$723
Accrued and other current liabilities	784	867
Total current liabilities	1,494	1,590
Long-term debt	1,881	1,880
Accrued post-retirement benefits	285	286
Deferred income tax liabilities	215	222
Other non-current accrued liabilities	476	471
Total liabilities	4,351	4,449
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 196.5 shares and 196 shares in 2023 and 2022, respectively	2	2
Capital in excess of par value	2,152	2,134
Retained earnings	2,331	2,292
Treasury stock – at cost 15.9 shares and 15.8 shares in 2023 and 2022, respectively	(716)	(708)
Accumulated other comprehensive loss	(191)	(226)
Total stockholders’ equity	3,578	3,494
Non-controlling interests	11	9
Total equity	3,589	3,503
Total liabilities and stockholders’ equity	$7,940	$7,952

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2023	2022
Operating Activities
Net income	$99	$82
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28	28
Amortization	32	30
Share-based compensation	12	9
Restructuring and asset impairment charges	8	—
Gain from sale of business	—	(1)
Other, net	3	3
Payments for restructuring	(6)	(3)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(28)	(64)
Changes in inventories	(55)	(106)
Changes in accounts payable	(14)	20
Other, net	(98)	(79)
Net Cash – Operating activities	(19)	(81)
Investing Activities
Capital expenditures	(49)	(49)
Proceeds from sale of business	—	1
Proceeds from the sale of property, plant and equipment	—	1
Cash received from investments	2	4
Cash received from cross-currency swaps	11	7
Cash paid for investments	—	(6)
Other, net	(1)	(1)
Net Cash – Investing activities	(37)	(43)
Financing Activities
Repurchase of common stock	(8)	(51)
Proceeds from exercise of employee stock options	7	1
Dividends paid	(60)	(55)
Other, net	(2)	(1)
Net Cash – Financing activities	(63)	(106)
Effect of exchange rate changes on cash	12	(2)
Net change in cash and cash equivalents	(107)	(232)
Cash and cash equivalents at beginning of year	944	1,349
Cash and cash equivalents at end of period	$837	$1,117
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11	$23
Income taxes (net of refunds received)	$49	$15

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses and other significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2023 v. 2022	% Change 2023 v. 2022	Acquisitions/ Divestitures	FX Impact	Change Adj. 2023 v. 2022	% Change Adj. 2023 v. 2022
	2023	2022

Quarter Ended March 31
Xylem Inc.	1,570	1,715	(145)	(8)%	—	53	(92)	(5)%	(5)%
Water Infrastructure	639	660	(21)	(3)%	—	29	8	1%	1%
Applied Water	483	505	(22)	(4)%	—	18	(4)	(1)%	(1)%
Measurement & Control Solutions	448	550	(102)	(19)%	—	6	(96)	(17)%	(17)%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2023 v. 2022	% Change 2023 v. 2022	Acquisitions / Divestitures	FX Impact	Change Adj. 2023 v. 2022	% Change Adj. 2023 v. 2022
	2023	2022

Quarter Ended March 31
Xylem Inc.	1,448	1,272	176	14%	—	45	221	17%	17%
Water Infrastructure	589	533	56	11%	—	25	81	15%	15%
Applied Water	453	425	28	7%	—	13	41	10%	10%
Measurement & Control Solutions	406	314	92	29%	—	7	99	32%	32%

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1
	2023	2022
Net Cash - Operating Activities	$(19)	$(81)
Capital Expenditures - PP&E	(33)	(31)
Capital Expenditures - Software	(16)	(18)
Capital Expenditures	(49)	(49)
Cash paid in excess of tax provision for R&D law change adoption	33	—
Free Cash Flow	$(35)	$(130)
Net Income	$99	$82
Gain/(Loss) from sale of business	—	1
Special Charges - non-cash impairment	(2)	—
Net Income, excluding gain on sale of businesses, non-cash impairment charges and non-cash pension buyout settlement	$101	$81
Operating Cash Flow Conversion	(19)%	(99)%
Free Cash Flow Conversion	(35)%	(160)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2023	2022
Total Revenue
• Total Xylem	1,448	1,272
• Water Infrastructure	589	533
• Applied Water	453	425
• Measurement & Control Solutions	406	314
Operating Income
• Total Xylem	131	111
• Water Infrastructure	70	74
• Applied Water	83	59
• Measurement & Control Solutions	20	(10)
• Total Segments	173	123
Operating Margin
• Total Xylem	9.0%	8.7%
• Water Infrastructure	11.9%	13.9%
• Applied Water	18.3%	13.9%
• Measurement & Control Solutions	4.9%	(3.2)%
• Total Segments	11.9%	9.7%
Special Charges
• Total Xylem	25	1
• Water Infrastructure	—	—
• Applied Water	—	—
• Measurement & Control Solutions	2	—
• Total Segments	2	—
Restructuring & Realignment Costs
• Total Xylem	11	4
• Water Infrastructure	3	1
• Applied Water	3	1
• Measurement & Control Solutions	5	2
• Total Segments	11	4
Adjusted Operating Income
• Total Xylem	167	116
• Water Infrastructure	73	75
• Applied Water	86	60
• Measurement & Control Solutions	27	(8)
• Total Segments	186	127
Adjusted Operating Margin
• Total Xylem	11.5%	9.1%
• Water Infrastructure	12.4%	14.1%
• Applied Water	19.0%	14.1%
• Measurement & Control Solutions	6.7%	(2.5)%
• Total Segments	12.8%	10.0%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2023				Q1 2022
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,448	—		1,448	1,272	—		1,272
Operating Income	131	36	a	167	111	5	a	116
Operating Margin	9.0%			11.5%	8.7%			9.1%
Interest Expense	(9)	—		(9)	(13)	—		(13)
Other Non-Operating Income (Expense)	4	—	b	4	(1)	1	b	—
Gain/(Loss) from Sale of Business	—	—		—	1	(1)		—
Income before Taxes	126	36		162	98	5		103
Provision for Income Taxes	(27)	(5)	c	(32)	(16)	(3)	c	(19)
Net Income	99	31		130	82	2		84
Diluted Shares	181.3			181.3	181.0			181.0
Diluted EPS	$0.54	$0.18		$0.72	$0.45	$0.02		$0.47

Year-over-year currency translation impact on current year diluted EPS	$(0.04)	$0.01		$(0.03)
Diluted EPS at Constant Currency	$0.58	$0.17		$0.75

a	Restructuring & realignment costs of $11 million in 2023 and $4 million in 2022, as well as special charges of $25 million in 2023 including $23 million of Evoqua acquisition & integration cost and $2 million of impairment charges. 2022 special charges of $1 million for charges related to the UK pension plan exited as part of a buy-out.
b	Special non-operating charges consist of $1 million in 2022 for charges related to the UK pension plan exited as part of a buy-out.
c	Net tax impact on restructuring & realignment costs of $2 million in 2023 and $1 million in 2022; net tax impact on special charges of $3 million in 2023 and $1 million in 2022; and $1 million in 2022 of negative impact from tax related special benefits to GAAP tax.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Net Income	99				99
Net Income Margin	6.8%				6.8%
Depreciation	28				28
Amortization	32				32
Interest Expense (Income), net	2				2
Income Tax Expense	27				27
EBITDA	188	—	—	—	188
Share-based Compensation	12				12
Restructuring & Realignment	11				11
U.K. Pension Settlement	—				—
Special Charges	25				25
Loss/(Gain) from sale of business	—				—
Adjusted EBITDA	236	—	—	—	236
Revenue	1,448				1,448
Adjusted EBITDA Margin	16.3%				16.3%

2022
	Q1	Q2	Q3	Q4	Total
Net Income	82	112	12	149	355
Net Income Margin	6.4%	8.2%	0.9%	9.9%	6.4%
Depreciation	28	28	27	28	111
Amortization	30	32	31	32	125
Interest Expense (Income), net	11	10	7	6	34
Income Tax Expense	16	24	5	40	85
EBITDA	167	206	82	255	710
Share-based Compensation	9	9	10	9	37
Restructuring & Realignment	4	8	6	16	34
U.K. Pension Settlement	—	—	140	—	140
Special Charges	2	3	14	1	20
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	181	226	252	281	940
Revenue	1,272	1,364	1,380	1,506	5,522
Adjusted EBITDA Margin	14.2%	16.6%	18.3%	18.7%	17.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	70				70
Operating Margin	11.9%				11.9%
Depreciation	12				12
Amortization	2				2
EBITDA	84	—	—	—	84
Share-based Compensation	2				2
Restructuring & Realignment	3				3
Adjusted EBITDA	89	—	—	—	89
Revenue	589				589
Adjusted EBITDA Margin	15.1%				15.1%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	74	108	104	132	418
Operating Margin	13.9%	18.3%	18.1%	19.8%	17.7%
Depreciation	11	11	11	11	44
Amortization	2	3	1	3	9
Other non-operating expense, excluding interest income	(4)	1	—	(1)	(4)
EBITDA	83	123	116	145	467
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	1	3	3	4	11
Adjusted EBITDA	85	126	119	150	480
Revenue	533	589	574	668	2,364
Adjusted EBITDA Margin	15.9%	21.4%	20.7%	22.5%	20.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	83				83
Operating Margin	18.3%				18.3%
Depreciation	5				5
Amortization	—				—
Other non-operating expense, excluding interest income	(1)				(1)
EBITDA	87	—	—	—	87
Share-based Compensation	1				1
Restructuring & Realignment	3				3
Adjusted EBITDA	91	—	—	—	91
Revenue	453				453
Adjusted EBITDA Margin	20.1%				20.1%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	59	61	77	61	258
Operating Margin	13.9%	14.2%	16.8%	13.4%	14.6%
Depreciation	5	4	4	4	17
Amortization	—	1	—	1	2
Other non-operating expense, excluding interest income	(1)	—	(1)	—	(2)
EBITDA	63	66	80	66	275
Share-based Compensation	1	1	2	—	4
Restructuring & Realignment	1	2	1	9	13
Adjusted EBITDA	65	69	83	75	292
Revenue	425	429	458	455	1,767
Adjusted EBITDA Margin	15.3%	16.1%	18.1%	16.5%	16.5%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	20				20
Operating Margin	4.9%				4.9%
Depreciation	7				7
Amortization	27				27
EBITDA	54	—	—	—	54
Share-based Compensation	2				2
Restructuring & Realignment	5				5
Special Charges	2				2
Adjusted EBITDA	63	—	—	—	63
Revenue	406				406
Adjusted EBITDA Margin	15.5%				15.5%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	(10)	(5)	(2)	19	2
Operating Margin	(3.2)%	(1.4)%	(0.6)%	5.0%	0.1%
(Loss)/Gain from Sale of Business	1	—	—	—	1
Depreciation	9	8	8	8	33
Amortization	25	26	27	26	104
Other non-operating expense, excluding interest income	—	(1)	(1)	—	(2)
EBITDA	25	28	32	53	138
Share-based Compensation	1	2	2	1	6
Restructuring & Realignment	2	3	2	3	10
Special Charges	—	1	12	1	14
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	27	34	48	58	167
Revenue	314	346	348	383	1,391
Adjusted EBITDA Margin	8.6%	9.8%	13.8%	15.1%	12.0%